Exhibit 15.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-285105) on Form S-8 of our report dated April 24, 2026, with respect to the consolidated financial statements of BingEx Limited.

/s/ KPMG Huazhen LLP

Beijing, China

April 24, 2026